EXHIBIT 5(a)

               OPINION OF EHRENREICH EILENBERG KRAUSE & ZIVIAN LLP


                                             February 5, 1999

Digital LAVA Inc.
10850 Wilshire Boulevard
Los Angeles, CA 90024

Ladies and Gentlemen:

We have examined the Registration Statement on Form SB-2 (the "Registration Statement") filed by you with the Securities and Exchange Commission in connection with an offering (the "Public Offering") of 1,380,000 units ("Units") of securities of Digital LAVA Inc. (the "Company"), each consisting of two immediately detachable shares of Common Stock, par value $.0001 per share (the "Common Stock"), and one immediately detachable Common Stock purchase Warrant (the "Public Warrants"), and up to 240,000 shares of the Company's Common Stock (the "Representative's Shares") and 120,000 Public Warrants issuable upon exercise of certain Representative's Warrants (the "Representative's Warrants).

As your counsel in connection with the Public Offering and the offer and sale of the securities referred to above, we have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of the Company and of public officials and such other matters and documents as we have deemed necessary or relevant as a basis for this opinion.

Based on these examinations, it is our opinion that (i) the Shares included in the Units, when issued upon payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company; (ii) the Public Warrants included in the Units, when issued upon payment therefor, will be validly issued Public Warrants of the Company, (iii) the shares of Common Stock issuable upon exercise of the Public Warrants, when issued upon payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company, (iv) the Representative's Warrants, when issued upon payment therefor, will be validly issued Representative's Warrants of the Company, (v) the Representative's Shares issuable upon exercise of the Representative's Warrants, when issued upon payment therefor, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company,
(vi)  the  Public  Warrants  issuable  upon  exercise  of  the  Representative's
Warrants, when issued upon payment therefor, will be validly issued Public Warrants of the Company, and (vii) the shares of Common Stock issuable upon exercise of the Public Warrants in turn issued upon exercise of the Representative's Warrants, when issued upon payment therefor, will be validly issued, fully paid, and non-assessable shares of Common Stock of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the Prospectus


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Digital LAVA Inc.
February 5, 1999
Page 2

forming a part of the Registration Statement.

                                   Very truly yours,


                                   /s/ Ehrenreich Eilenberg Krause & Zivian LLP
                                   --------------------------------------------
                                   EHRENREICH EILENBERG KRAUSE & ZIVIAN LLP